Exhibit 15

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

We are aware of the incorporation by reference in the following Registration Statements of JLG Industries, Inc.:

Form	Registration Number
S-3	333-110793
S-8	33-60366
S-8	33-61333
S-8	33-75746
S-8	333-71428
S-8	333-71430
S-8	333-71432
S-8	333-110798
S-8	333-114424

of our report dated February 17, 2005 relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. which are included in its Form 10-Q for the quarter ended January 30, 2005.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 25, 2005